UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007 (March 28, 2007)

KOMAG, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1710 Automation Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 576-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
                  Arrangement.
On March 28, 2007, Komag, Incorporated issued a press release announcing that, on such date, it was calling for redemption on April 17, 2007, all $80,500,000 principal amount of its 2.0% Convertible Subordinated Notes due 2024 (the “2.0% Notes”). Prior to 5:00 p.m., New York City time, on April 13, 2007, holders may convert their 2.0% Notes at the conversion rate of 37.8788 shares of the Company’s common stock (the “Common Stock”) for each $1,000 principal amount of the 2.0% Notes (which is equivalent to a conversion price of approximately $26.40 per share). Cash will be paid in lieu of fractional shares. Alternatively, holders may have their 2.0% Notes that have been called for redemption redeemed on April 17, 2007.
A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     The following exhibit is filed as part of this report.

Exhibit No.	Description
99.1	Press Release issued by Komag, Incorporated on March 28, 2007, announcing the redemption of its 2.0% Convertible Subordinated Notes due 2024.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED
Date: March 29, 2007	By:	/s/ Kathleen A. Bayless
		Name:	Kathleen A. Bayless
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Komag, Incorporated on March 28, 2007, announcing the redemption of its 2.0% Convertible Subordinated Notes due 2024.

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